Exhibit 23.6

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 8, 2002 relating to the financial statements of Molecular Probes, Inc. and subsidiaries for the year ended September 30, 2002, which appears in Invitrogen Corporation’s Current Report on Form 8-K/A dated August 22, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Portland, Oregon
November 17, 2003